Exhibit 23

                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-80773, 333-19571, 333-19573, 333-19615 and
333-31541.


                                                 Arthur Andersen LLP

Boston, Massachusetts
February 9, 1998